NOTE: This model contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the model contract or any portion thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law. The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may result from use of the form contract or portions or variations thereof. Computer generated form, reproduced under license from IADC.

Revised April, 2003

INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS

MODEL TURNKEY CONTRACT

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY, RELEASE OF LIABILITY, AND ALLOCATION OF RISK – SEE PARAGRAPHS 4.7, 6.2, 14.2, AND 18

This Contract is made and entered into on the date hereinafter set forth by and between the parties herein designated as "Operator" and "Contractor."

OPERATOR:	DAVY CROCKETT GAS COMPANY LLC
Address:	10990 WILSHIRE BLVD. SUITE 1220
	LOS ANGELES, CA 90024
CONTRACTOR:	OZONA NATURAL GAS COMPANY LLC.
Address:	1641 SIDNEY BAKER STREET
	KERRVILLE, TEXAS 78028

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit "A" and Exhibit "B" attached hereto and made a part hereof (the "Contract"), Operator engages Contractor as an independent contractor to drill the hereinafter designated well in search of oil or gas on a Turnkey Basis.

For purposes hereof, the term "Turnkey" or "Turnkey Basis" means Contractor shall furnish equipment, labor, and perform services as herein provided to drill a well, as specified by Operator, to the Turnkey Depth. Subject to terms and conditions hereof, payment to Contractor at a stipulated price is earned upon attaining such Turnkey Depth and completion of the other obligations of Contractor hereunder. While drilling on a Turnkey Basis, Contractor shall direct, supervise and control drilling operations and assumes certain liabilities to the extent specifically provided for herein. Notwithstanding that this is a Turnkey Contract, Contractor and Operator recognize that certain portions of the operations as hereinafter designated, may be performed on a Daywork Basis. For purposes hereof, the term "Daywork" or "Daywork Basis" means Contractor shall furnish equipment, labor, and perform services as herein provided, for a specified sum per day under the direction, supervision and control of Operator (inclusive of any employee, agent, consultant, or subcontractor engaged by Operator to direct drilling operations). ***When operating on a Daywork Basis, Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein as being applicable during Daywork operations. Except for such obligations and liabilities specifically assumed by Contractor, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties while on a Daywork Basis, including results and all other risks or liabilities incurred in or incident to such operations.***

1. LOCATION OF WELL:

Well name and number:	4 WELLS IN SECTION 124		
Parish/ County:	CROCKETT State: TEXAS	Field Name:	ADAM – BAGGETT
Well location and land description:	BAGGETT RANCH		

The above is for well and contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator's lease.

2. COMMENCEMENT DATE:

2.1 Contractor agrees to use reasonable efforts to commence operations for the drilling of the well by the ____N/A____ day of ____N/A____, 20____, or ____UPON PAYMENT OF TURNKEY PRICING____.

2.2 Notwithstanding any provision in this Contract to the contrary, in the event Operator fails, for any reason (including, but not limited to, Force Majeure), to permit Contractor to commence operations for the drilling of the well by ____10 DAYS AFTER PAYMENT IS RECEIVED____, Contractor may, at its option, elect to terminate this Contract, and Contractor's right to compensation shall be as set forth in Subparagraph 6.3(a) hereof.

3. DEPTH:

Subject to the provisions hereof, the well shall be drilled to the depth specified below:

3.1 **Turnkey Depth:** The well shall be drilled to ____< 6500____ feet or ____50 FEET BELOW____ of the ____WOLFCAMP____ formation, or the depth at which the ____4 ½____ inch casing or liner is set, whichever is the lesser depth, which will herein be referred to as the Turnkey Depth.

3.2 **Daywork Basis Drilling:** All drilling below Turnkey Depth and all work performed which is not specified herein to be performed by Contractor on a Turnkey Basis shall be performed on a Daywork Basis as defined herein and contractor shall be paid for such drilling and work at the applicable Daywork rate specified in Paragraph 4.

3.3 (a) **Contract Depth:** The well shall be drilled to a total depth of ____< 6500____ feet, or ____WOLFCAMP____ formation, whichever depth is first reached, which depth is hereunder referred to as the Contract Depth.

(b) **Maximum Depth:** Contractor shall not be required to drill said well under the terms of this Contract below a maximum depth of ____6500____ feet.

4. TURNKEY AMOUNT, DAYWORK RATES, BASIS OF DETERMINING AMOUNTS PAYABLE TO CONTRACTOR:

Contractor shall be paid as follows for the work performed hereunder.

4.1 **Turnkey Amount:** For the work performed on a Turnkey Basis as herein provided the amount will be $ ____826,000 per well on first 4 wells____ —The Turnkey amount will be $ ____218,681.18____ if the Turnkey Depth is reached and the well is plugged and abandoned.

4.2 **Operating Rate:** For work performed on a Daywork Basis, the operating rate per twenty-four hour day with ____3____ man crew will be:

DEPTH INTERVALS From	To	WITHOUT DRILL PIPE	WITH DRILL PIPE Straight Hole	WITH DRILL PIPE Directional or Uncontrolled Deviated Hole
______	______	$ All day rate work is per day	$ $ 500 per hour per day	$ ______ per day
______	______	$ ______ per day	$ ______ per day	$ ______ per day
______	______	$ ______ per day	$ ______ per day	$ ______ per day
Using Operator's drill pipe		$ ______ per day		

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds ____N/A____ degrees or when the change of angle exceeds ____N/A____ degrees per one hundred feet.

Drill pipe shall be considered in use not only when in actual use, but also while it is being picked up or laid down. When drill pipe is standing in the derrick, it shall not be considered in use, provided, however, that if Contractor furnishes special strings of drill pipe, drill collars, and handling tools as provided in Exhibit "A", the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is in use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not to be counted.

4.3 Repair Time: In the event it is necessary to shut down Contractor's rig for repairs, excluding routine rig servicing, while Contractor is on a Daywork Basis hereunder, Contractor shall be allowed compensation at the applicable Daywork rate for such shut down time up to a maximum of ______360______ hours for any one rig repair job, but not to exceed ______480______ hours of such compensation for any calendar month. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, testing BOP equipment, lubricating rig, and __HYDRAULIC FLUID SERVICING — INCULDED ALL MECHANICAL EQUIPMENT__.

4.4 Standby Time: Rate with Crews $ __5,000.00__ per twenty-four (24) hour day. Rate without crews $ __5,000.00__ per twenty-four (24) hour day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.5 Work Stoppage Rate: $ __N/A__ per Twenty-four Hour Day, $ __N/A__ per Hour.
This rate shall apply under the following circumstances:

(a) During any continuous period that normal operations are suspended or cannot be carried on due to conditions of Force Majeure as defined in Paragraph 21 hereof. It is understood, however, that Operator shall have the right to release the rig in accordance with Operator's right to direct stoppage of work (see Paragraph 6), effective when conditions will permit the rig to be moved from the location.

(b) During any period when Contractor has notified Operator that the rig is available for movement to the drilling site and movement cannot be accomplished because of Operator's failure or inability to furnish and/or maintain adequate roadway or location.

(c) During any period after operations under this Contract have been completed and Operator has released the rig and the same cannot be dismantled and/or transported from the location due to inadequate roadway or location.

4.6 Drilling Fluid Rates: For work performed on a Daywork Basis, when drilling fluids of a type and characteristic that increases Contractor's cost of performance hereunder, including, but not limited to, oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in addition to the operating rate specified above:

(a) $__500.00__ per ~~man-per-day~~ hour for Contractor's rig-site personnel;
(b) $__13,000.00__ per day additional operating rate; and
(c) __80__ hours operating rate to clean rig and related equipment.

4.7 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator's request, plus ______15______ percent for such cost of handling. ***When, at Operator's request and with Contractor's agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator's contractor, and Operator shall not be relieved of any of its liabilities in connection therewith.***

4.8 Daywork Operations: In addition to other work specified herein the following work performed by Contractor shall be on a Daywork Basis:

(a) All drilling after completion of Turnkey drilling including the setting of any string of casing below the Turnkey Depth.

(b) All work performed by Contractor, whether or not prior to reaching the Turnkey Depth, in an effort to restore the hole to such condition that further drilling or other operations may be conducted, in the event of loss or damage to the hole as a result of any delay by Operator or the failure, at any time, of materials, equipment, goods or services furnished by Operator.

(c) All other work performed by Contractor at the request of Operator, regardless of depth, which is not specified herein to be performed on a Turnkey Basis.

(d) All time when Contractor, in accordance with the terms hereof, has suspended Turnkey operations to prepare for Daywork operations, including all time required to restore the hole to the same drilling condition which existed when Turnkey operations were suspended.

5. TIME OF PAYMENT:

Payment is due by Operator to Contractor as follows:

5.1 Turnkey Basis: Payment becomes due for all Turnkey services when -prior to Contractor ~~completes the~~ starting drilling to Turnkey Depth and performs the services as specified under this Contract. ~~Payment for such work shall be due and payable upon presentation of invoice to Operator and Operator's acceptance of work performed as specified in Paragraph 10.~~

5.2 Daywork Basis: Payment for drilling and other work performed at Daywork rates shall become due upon acceptance by Operator of the work performed in accordance with this Contract upon presentation of invoice therefor upon completion of demobilization, rig release or at the end of the month in which such Daywork was performed, whichever shall first occur.

5.3 Late Payment: Any sum or sums not paid within ______5______ days after the date hereinabove specified shall bear interest at the rate of ____18____ percent per annum or the maximum legal rate, whichever is less, from such date until paid.

6. STOPPAGE OF WORK BY OPERATOR OR CONTRACTOR:

6.1 By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, Operator shall have the right to direct the stoppage of work to be performed by the Contractor hereunder at any time prior to reaching the Turnkey Depth, and even though Contractor has made no default hereunder, in such event Operator shall be under no obligation to Contractor except as set forth in Subparagraph 6.3 hereof.

6.2 By Contractor: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, should Operator fail to make any payment when due in accordance with this Contract or should the drilling unit be lost or destroyed or in the event Operator shall become insolvent, or be adjudicated bankrupt, or file, by way of petition or answer, a debtor's petition or other pleading seeking adjustment of Operator's debts, under any bankruptcy or debtor's relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of the Operator or Operator's property, or any part thereof, or Operator's affairs be placed in the hands of a Creditor's Committee, Contractor may, at its option, elect to terminate further performance of any work under this Contract and Contractor's right to compensation shall be set forth in Subparagraph 6.3 hereof. **In addition to Contractor's rights to terminate performance under Paragraphs 6 and 18, Operator hereby expressly agrees to protect, indemnify and save Contractor harmless from any claims, demands and causes of action, including all costs of defense in favor of Operator, Operator's co-ventures, or any other parties arising out of any drilling commitments or obligations contained in any lease, farmout agreement or other agreement, which may be affected by such termination of performance hereunder.**

6.3 Early Termination Compensation:

(a) Prior to Commencement: In the event Operator terminates this Contract prior to commencement of operations hereunder, Operator shall pay Contractor as liquidated damages, and not as a penalty, ___125___ % of all expenses reasonably and necessarily incurred and to be incurred by the Contractor by reason of this Contract and by reason of the premature stoppage of work, plus the sum of $___75,000.00___.

(b) After Commencement: If such work stoppage occurs after commencement of operations, but before the Turnkey Depth is reached, the Operator shall pay Contractor as liquidated damages and not as a penalty:

(1) an amount equal to the number of days the rig was moving (including time spent rigging up and dismantling the rig) or in operation at the applicable day rate shown in Subparagraph 4.2; plus

(2) ______125______% of the cost of all items furnished by the Contractor that would have been furnished by the Operator if the Contract had been on a Daywork Basis; plus

(3) ______125______% of the cost of all other expenses reasonably and necessarily incurred and to be incurred by Contractor by reason of this Contract and by reason of the premature stoppage of work excluding, however, the expense of normal drilling crew and supervision; plus

(4) the sum of $______25,000.00______.

4.3 Repair Time: In the event it is necessary to shut down Contractor's rig for repairs, excluding routine rig servicing, while Contractor is on a Daywork Basis hereunder, Contractor shall be allowed compensation at the applicable Daywork rate for such shut down time up to a maximum of ____360____ hours for any one rig repair job, but not to exceed ____480____ hours of such compensation for any calendar month. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, changing pump or swivel expendables, testing BOP equipment, lubricating rig, and __**HYDRAULIC FLUID SERVICING INCULDED ALL MECHANICAL EQUIPMENT**__.

4.4 Standby Time: Rate with Crews $ ____8,000.00____ per twenty-four (24) hour day. Rate without crews $ ____5,000.00____ per twenty-four (24) hour day. Standby time shall be defined to include time when the rig is shut down although in readiness to begin or resume operations but Contractor is waiting on orders of Operator or on materials, services or other items to be furnished by Operator.

4.5 Work Stoppage Rate: $ ____N/A____ per Twenty-four Hour Day, $ __N/A__ per Hour.

This rate shall apply under the following circumstances:

(a) During any continuous period that normal operations are suspended or cannot be carried on due to conditions of Force Majeure as defined in Paragraph 21 hereof. It is understood, however, that Operator shall have the right to release the rig in accordance with Operator's right to direct stoppage of work (see Paragraph 6), effective when conditions will permit the rig to be moved from the location.

(b) During any period when Contractor has notified Operator that the rig is available for movement to the drilling site and movement cannot be accomplished because of Operator's failure or inability to furnish and/or maintain adequate roadway or location.

(c) During any period after operations under this Contract have been completed and Operator has released the rig and the same cannot be dismantled and/or transported from the location due to inadequate roadway or location.

4.6 Drilling Fluid Rates: For work performed on a Daywork Basis, when drilling fluids of a type and characteristic that increases Contractor's cost of performance hereunder, including, but not limited to, oil-based mud or potassium chloride, are in use, Operator shall pay Contractor in addition to the operating rate specified above:

(a) $__600.00__ per man-per-day hour for Contractor's rig-site personnel;
(b) $__13,000.00__ per day additional operating rate; and
(c) __80__ hours operating rate to clean rig and related equipment.

4.7 Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator's request, plus ____15____ percent for such cost of handling. ***When, at Operator's request and with Contractor's agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract, said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator's contractor, and Operator shall not be relieved of any of its liabilities in connection therewith.***

4.8 Daywork Operations: In addition to other work specified herein the following work performed by Contractor shall be on a Daywork Basis:

(a) All drilling after completion of Turnkey drilling including the setting of any string of casing below the Turnkey Depth.

(b) All work performed by Contractor, whether or not prior to reaching the Turnkey Depth, in an effort to restore the hole to such condition that further drilling or other operations may be conducted, in the event of loss or damage to the hole as a result of any delay by Operator or the failure, at any time, of materials, equipment, goods or services furnished by Operator.

(c) All other work performed by Contractor at the request of Operator, regardless of depth, which is not specified herein to be performed on a Turnkey Basis.

(d) All time when Contractor, in accordance with the terms hereof, has suspended Turnkey operations to prepare for Daywork operations, including all time required to restore the hole to the same drilling condition which existed when Turnkey operations were suspended.

5. TIME OF PAYMENT:

Payment is due by Operator to Contractor as follows:

5.1 Turnkey Basis: Payment becomes due for all Turnkey services when ~~-prior to~~ Contractor ~~completes the starting~~ drilling to Turnkey Depth and performs the services as specified under this Contract. ~~Payment for such work shall be due and payable upon presentation of invoice to Operator and Operator's acceptance of work performed as specified in Paragraph 10.~~.

5.2 Daywork Basis: Payment for drilling and other work performed at Daywork rates shall become due upon acceptance by Operator of the work performed in accordance with this Contract upon presentation of invoice therefor upon completion of demobilization, rig release or at the end of the month in which such Daywork was performed, whichever shall first occur.

5.3 Late Payment: Any sum or sums not paid within ____5____ days after the date hereinabove specified shall bear interest at the rate of ____18____ percent per annum or the maximum legal rate, whichever is less, from such date until paid.

6. STOPPAGE OF WORK BY OPERATOR OR CONTRACTOR:

6.1 By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, Operator shall have the right to direct the stoppage of work to be performed by the Contractor hereunder at any time prior to reaching the Turnkey Depth, and even though Contractor has made no default hereunder, in such event Operator shall be under no obligation to Contractor except as set forth in Subparagraph 6.3 hereof.

6.2 By Contractor: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, should Operator fail to make any payment when due in accordance with this Contract or should the drilling unit be lost or destroyed or in the event Operator shall become insolvent, or be adjudicated bankrupt, or file, by way of petition or answer, a debtor's petition or other pleading seeking adjustment of Operator's debts, under any bankruptcy or debtor's relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of the Operator or Operator's property, or any part thereof, or Operator's affairs be placed in the hands of a Creditor's Committee, Contractor may, at its option, elect to terminate further performance of any work under this Contract and Contractor's right to compensation shall be set forth in Subparagraph 6.3 hereof. **In addition to Contractor's rights to terminate performance under Paragraphs 6 and 18, Operator hereby expressly agrees to protect, indemnify and save Contractor harmless from any claims, demands and causes of action, including all costs of defense in favor of Operator, Operator's co-ventures, or any other parties arising out of any drilling commitments or obligations contained in any lease, farmout agreement or other agreement, which may be affected by such termination of performance hereunder.**

6.3 *Early Termination Compensation:*

(a) Prior to Commencement: In the event Operator terminates this Contract prior to commencement of operations hereunder, Operator shall pay Contractor as liquidated damages, and not as a penalty, ____125____ % of all expenses reasonably and necessarily incurred and to be incurred by the Contractor by reason of this Contract and by reason of the premature stoppage of work, plus the sum of $____75,000.00____.

(b) After Commencement: If such work stoppage occurs after commencement of operations, but before the Turnkey Depth is reached, the Operator shall pay Contractor as liquidated damages and not as a penalty:

(1) an amount equal to the number of days the rig was moving (including time spent rigging up and dismantling the rig) or in operation at the applicable day rate shown in Subparagraph 4.2; plus

(2) ____125____% of the cost of all items furnished by the Contractor that would have been furnished by the Operator if the Contract had been on a Daywork Basis; plus

(3) ____-125____% of the cost of all other expenses reasonably and necessarily incurred and to be incurred by Contractor by reason of this Contract and by reason of the premature stoppage of work excluding, however, the expense of normal drilling crew and supervision; plus

(4) the sum of $____25,000.00____.

7. CASING PROGRAM:

7.1 The casing program to be followed in the drilling of said well is set forth in Exhibit "A", Paragraph 2 and Contractor shall drill a hole of size specified in Exhibit "A", Paragraph 2, to set at the approximate depth therein indicated the size of casing so specified.

7.2 The setting of any string of casing within the Turnkey Depth shall be performed as specified in Exhibit "A", Paragraph 10.

7.3 The setting of any string of casing below the Turnkey Depth shall be performed on a Daywork Basis.

7.4 Operator or Contractor may modify said casing program provided any modifications thereof which materially increase Contractor's hazards or costs of performing its obligations hereunder can only be made by mutual written consent of Contractor and Operator. In such event Contractor agrees to run casing, cement and test cement on such liners and strings of casing and to perform cement squeezing jobs as required by Operator. Operator shall furnish all necessary materials and services and all such work shall be on a Daywork Basis.

8. LABOR, EQUIPMENT, MATERIALS, SUPPLIES, AND SERVICES:

The furnishing of labor, equipment, appliances, materials, supplies, and services of whatever character necessary or proper in the drilling and completion of said well and not otherwise specifically provided for herein shall be furnished by Contractor or Operator as specified in Exhibit "A".

9. DRILLING METHODS AND PRACTICES:

9.1 Contractor shall maintain well control equipment in good condition at all times and shall use all reasonable means to prevent and control fires and blowouts and to protect the hole.

9.2 The drilling mud if required shall be provided by the party designated in Exhibit "A", Subparagraph 10.38. The Contractor shall have the right to control the mud program and determine the type and character of drilling fluid during the time that Contractor is performing work on a Turnkey Basis under the terms of this Contract as specified in Exhibit "A", Paragraph 5.

9.3 Subject to the terms hereof, at all times during the drilling of the well on a Daywork Basis Operator shall have the right to control the mud program, and the drilling fluid must be of a type and have characteristics acceptable to Operator and be maintained by Contractor in accordance with specifications shown in Paragraph 5 of Exhibit "A". The cost of maintaining the drilling fluid while on Daywork will be borne by the party designated in Exhibit "A", Subparagraph 10.38. No change or modification of said specifications which increases Contractor's hazards or costs of performing its obligations hereunder shall be made by Operator without consultation with and consent of Contractor. Operator shall have the right to make any tests of the drilling fluid which may be necessary at Operator's expense.

9.4 Contractor shall measure the total length of drill pipe in service with a steel tape at the point where the Turnkey Depth has been reached; and when requested by Operator, on a Daywork Basis, before setting casing or liner and after reaching final depth.

9.5 Contractor agrees to furnish equipment, workmen and instruments acceptable to Operator and to make slope tests as provided in Exhibit "A", Paragraph 4. All such slope tests shall be made at Contractor's sole risk, cost and expense until Turnkey Depth is reached while working on a Turnkey Basis. If, in the opinion of Operator, it becomes advisable to obtain the use of an additional slope test instrument and accessory equipment for the purpose either of checking previous readings or of determining the direction of the drift, the rental charges therefor shall be paid by Operator, and the running of same shall be on a Daywork Basis. Should the hole, at any depth during the time Contractor is performing work on a Turnkey Basis, have either a deviation from vertical or a change in overall angle in excess of the limits prescribed in Exhibit "A", Paragraph 4, Contractor agrees to restore the hole to a condition suitable to Operator either by conventional methods and procedures while drilling ahead or by cementing off and redrilling. While operations are being performed on a Daywork Basis, or after Turnkey Depth is reached, Contractor agrees to exercise due diligence and shall maintain the straight hole specifications, if any, set forth in Paragraph 4 of Exhibit "A" but all risk and expense of maintaining such specifications or restoring the hole to a condition suitable to Operator shall be assumed by Operator.

10. TURNKEY COMMITMENTS AND LIABILITY:

10.1 Upon completion by Contractor of all operations to be performed by it under the Turnkey Basis as specified in Exhibit "A", Paragraph 10, Contractor shall notify Operator of such completion by noting the date and hour of such completion upon the daily drilling report form required by Subparagraph 12.1 hereof. No later than twenty-four (24) hours after Operator's receipt of such notification, Operator shall advise Contractor in writing of any objections it may have with respect to Contractor's performance hereunder. Operator's failure to so object to Contractor's performance within the specified period shall be conclusive proof of Operator's acceptance of the well and Contractor's performance hereunder.

10.2 Upon acceptance of the work by Operator pursuant to Subparagraph 10.1 hereinabove, all risk of loss with respect to the well drilled hereunder and goods and services provided by Contractor shall pass to Operator. Contractor shall have no liability for any defects in such completed operations. Notwithstanding anything else contained herein to the contrary, Operator accepts all material, supplies, equipment and services furnished or performed by Contractor as is and where is. CONTRACTOR MAKES NO WARRANTY, EXPRESSED OR IMPLIED, AS TO THE MERCHANTABILITY, OR FITNESS OF ANY MATERIALS, SUPPLIES OR EQUIPMENT FOR ANY PURPOSE. NO WARRANTY OF GOOD AND WORKMANLIKE PERFORMANCE IS GIVEN BY THE CONTRACTOR BY VIRTUE OF THIS CONTRACT FOR ANY PERFORMANCE ACCEPTED BY OPERATOR.

11. CORING, DRILL STEM TEST, AND WIRELINE LOGGING:

11.1 In the event additional rig time should be required for services or purposes other than that which Contractor agrees to furnish, as specified in Exhibit "A", Contractor shall perform such operations on a Daywork Basis.

11.2 As directed by Operator and utilizing the type of coring equipment specified in Exhibit "A", Paragraph 9, and furnished as shown in Exhibit "A", Subparagraph 10.88 and performed on a Turnkey or Daywork Basis as shown in Exhibit "A," Subparagraph 10.92, Contractor agrees at any time to attempt either rat-hole or full hole conventional or wire line cores in the manner requested by Operator.

11.3 When requested by Operator, Contractor shall save and identify the cuttings and cores, free from contamination, and place them in separate containers which shall be furnished by Operator; cumulative time for circulating for samples for such cuttings and cores shall be limited to a total of ____0____ hours while on a Turnkey Basis. All additional time consumed in circulating for samples shall be on a Daywork Basis.

11.4 Operator shall have a period of time, not to exceed ____24____ hours from the time at which the last wireline log run specified in Exhibit "A", Paragraph 7 is out of the hole to determine whether a string of casing or liner is to be run or the well is to be plugged and abandoned. All additional time which Operator may require to decide and to so advise Contractor to either commence the running of such string of casing or liner or to plug and abandon the well shall be on a Daywork Basis. If Operator decides not to run a production string of casing the party so designated in Exhibit "A" Subparagraph 10.100 shall plug and abandon said well. If Operator decides to run a production string of casing the party so designated in Exhibit "A" Subparagraph 10.82 shall furnish the materials and services required to run such string of casing.

11.5 If at any time Operator desires to conduct a drill stem test or wireline logging operation, it shall be Contractor's obligation to perform such operation subject to the provisions as specified in Exhibit "A". Provided, however, if the Contractor considers the hole unsafe to perform such operation, Contractor shall so notify the Operator and provide an explanation. Any such objection will be so noted on the daily drilling report. Operator shall nevertheless have the right to have Contractor attempt to conduct such operation but the same shall be performed on a Daywork Basis.

12. REPORTS TO BE FURNISHED BY CONTRACTOR:

12.1 Contractor shall keep and furnish to Operator an accurate report of the work performed and formations drilled on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form shall be furnished by Contractor to Operator at ____OPERATOR'S REQUEST____

12.2 Delivery tickets, if requested by Operator, covering any material or supplies furnished by Operator shall be turned in each day with the daily drilling report. The quantity and description of materials and supplies so furnished shall be checked by Contractor.

13. INGRESS AND EGRESS TO LOCATION:

Operator hereby assigns to Contractor Operator's rights of ingress and egress with respect to the tract of land where the well is to be located for the performance by Contractor of all work contemplated by this Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor's

control, any time lost by Contractor as a result of such denial shall be paid for at the applicable rate in keeping with the stage of operations at that time. In the event there are any restrictions, conditions, or limitations in Operator's lease which would affect the free right of ingress and egress to be exercised by Contractor, its employees or subcontractors hereunder, Operator agrees to timely advise Contractor in writing with respect to such restrictions, conditions, or limitations, and Contractor agrees to observe same.

14. RESPONSIBILITY FOR ROAD AND SOUND LOCATION:

14.1 The party designated in Exhibit "A", Subparagraph 10.3 to provide the road agrees at all times to maintain the road in such a condition that will allow free access and movement to and from the drilling site in an ordinarily equipped highway type vehicle. If it is necessary to use bulldozers, tractors, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the drilling location, the party so designated shall furnish the same at its expense.

14.2 The party designated in Exhibit "A", Subparagraph 10.4 shall prepare and maintain a sound location conforming to all laws, rules and regulations of all federal, state or regulatory agencies having jurisdiction and adequate in size and capable of properly supporting the drilling rig. It is recognized that Operator has superior knowledge of the location and access route to the location and must advise Contractor of any subsurface conditions or obstructions including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines, and communication lines which Contractor might encounter while en route to the location or during operations hereunder. **In the event subsurface conditions cause a cratering or shifting of the location's surface and loss or damage to the rig or its associated equipment results therefrom, Operator shall without regard to the other provisions of this Contract reimburse Contractor for all such loss or damage, including removal of debris.** If the location is furnished by Operator, Operator shall reimburse Contractor for any costs incurred in leveling the rig because of location settling. The location shall be constructed in such a manner so as to allow for adequate drainage. The Operator shall at all times obtain and be responsible for permits that conform to all laws, rules and regulations of all federal, state or regulatory agencies having jurisdiction over the construction, operation and maintenance of the road and location.

15. EQUIPMENT CAPACITY:

Operations shall not be attempted under any conditions which exceed the capacity of the equipment specified to be used hereunder or where canal or water depths are in excess of _____N/A_____ feet. Without prejudice to the provisions of Paragraph 18 hereunder, Contractor shall have the right to make the final decision as to when an operation or attempted operation would exceed the capacity of specified equipment.

16. INSURANCE:

During the term of this Contract, Contractor shall at Contractor's expense maintain with an insurance company or companies authorized to do business in the state where the work is to be performed or through a self-insurance program, insurance coverage of the kind and in the amounts set forth in Exhibit "A", Paragraph 1, insuring the liabilities specifically assumed by Contractor in Paragraph 18 of this Contract. Contractor shall procure from the company or companies writing said insurance a certificate or certificates satisfactory to Operator that said insurance is in full force and effect and that the same shall not be cancelled or materially changed without ten (10) days prior written notice to Operator. For liabilities assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator. Operator will, as well, cause its insurer to waive subrogation against Contractor for liability it assumes and shall maintain, at Operator's expense, or shall self insure, insurance coverage of the same kind and in the same amount as is required of Contractor, insuring the liabilities specifically assumed by Operator in Paragraph 18 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate or certificates that said insurance is in full force and effect and that the same shall not be canceled or materially changed without ten (10) days prior written notice to Contractor. Operator and Contractor shall cause their respective underwriters to name the other additionally insured but only to the extent of the indemnification obligations assumed herein.

17. CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located.

18. RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

18.1 Contractor's Surface Equipment: Contractor shall assume liability at all times, regardless of whether the work is being performed on a Turnkey Basis or a Daywork Basis, for damage to or destruction of Contractor's surface equipment, regardless of when or how such damage or destruction occurs, and Contractor shall release Operator of any liability for any such loss except for such loss or damage provided in Paragraph 14 and Subparagraph 18.5 herein.

18.2 Contractor's In-Hole Equipment - Turnkey Basis: Contractor shall assume liability at all times while work is being performed on a Turnkey Basis for damage to or destruction of Contractor's in-hole equipment including, but not limited to, drill pipe, drill collars, and tool joints, and Contractor shall release Operator of any liability for any such loss except as provided for in Paragraph 14.

18.3 Contractor's In-Hole Equipment - Daywork Basis: Operator shall assume liability at all times while work is being performed on a Daywork Basis for damage to or destruction of Contractor's in-hole equipment including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse Contractor for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair cost or _____N/A_____ percent of current new replacement cost of such equipment delivered to the well site.

18.4 Contractor's Equipment - Environmental Loss or Damage - Turnkey Basis: Contractor shall assume liability at all times for damage to or destruction of Contractor's equipment resulting from the presence of H_2S, CO_2, or other corrosive elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additives in the drilling fluids.

18.5 Contractor's Equipment - Environmental Loss or Damage - Daywork Basis: Notwithstanding the provisions of Subparagraph 18.1 above, Operator shall assume liability at all times while work is being performed on a Daywork Basis for damage to or destruction of Contractor's equipment resulting from the presence of H_2S, CO_2, or other corrosive elements that enter the drilling fluids from subsurface formations or the use of corrosive, destructive or abrasive additives in the drilling fluids.

18.6 Operator's Equipment: Operator shall assume liability at all times for damage to or destruction of Operator's or its co-venturers', co-lessees' or joint owners' equipment, including, but not limited to, drilling tools, casing, tubing and well head equipment, regardless of when or how such damage or destruction occurs, and Operator shall release Contractor of any liability for any such loss or damage.

18.7 The Hole - Turnkey Basis: Subject to the provisions hereof, should a fire or blowout occur or should the hole be lost or damaged while Contractor is engaged in the performance of work hereunder on a Turnkey Basis, all such loss of or damage to the hole shall be borne by Contractor; and if the hole is not in condition to be carried to the Turnkey Depth as herein provided, Contractor shall, at Contractor's option, either:

(a) commence a new hole without delay at Contractor's cost; the right to drill a substitute well shall be recurring, and the drilling of the new hole shall be conducted on a Turnkey Basis under the terms and conditions of this Contract, or

(b) abandon the hole and terminate the Contract, giving Operator notice of Contractor's intent and, in such case, Contractor shall not be entitled to any portion of the Turnkey amount.

If Contractor elects to abandon the hole, the cost to plug and abandon will be at Contractor's expense. In either case, Contractor shall not be entitled to any payment or compensation for expenditures made or incurred by Contractor on or in connection with the abandoned hole(s), except for Daywork earned for which Contractor would have been compensated had such hole not been junked and abandoned.

18.7.1 Notwithstanding the foregoing provisions of Paragraph 18.7, if the hole is lost or damaged as a result of any delay by Operator or the failure, at any time, of services, materials, casing or equipment furnished by Operator, such loss shall be borne by Operator and Contractor shall nevertheless be paid:

(a) _____125_____ % of all expenses reasonably and necessarily incurred and to be incurred by Contractor by reason of the Contract and by reason of the premature stoppage of the work, excluding however, the expense of normal drilling crew and supervision; plus

(ii) Operator shall assume all responsibility for, including control and removal of, protect, defend and indemnify Contractor from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all other pollution or contamination which may occur during the conduct of operations hereunder, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any other uncontrolled flow of oil, gas, water or other substance, as well as the use or disposition of all drilling fluids, including, but not limited to, oil emulsion, oil base or chemically treated drilling fluids, contaminated cuttings or cavings, lost circulation and fish recovery materials and fluids. Operator's liability and indemnification of Contractor hereunder shall include the cost of controlling a blowout or well out of control, and the drilling of any relief well or wells, if necessary.

(iii) In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor or Operator, for whom such party is performing work, is held to be legally liable, the responsibility therefor shall be considered, as between Contractor and Operator, to be the same as if the party for whom the work was performed had performed the same and all the obligations respecting protection, defense, indemnity, and limitation of responsibility and liability, as set forth in (i) and (ii) above, shall be specifically applied.

18.15 Termination of Location Liability: When Contractor has concluded operations at the well location, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of the condition of the location and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any term of the Contract relating to such reentry activity shall become applicable during such period.

18.16 Consequential Damages: Subject to and without affecting the provisions of this Contract regarding the payment rights and obligations of the parties or the risk of loss, release and indemnity rights and obligations of the parties, each party shall at all times be responsible for and hold harmless and indemnify the other party from and against its own special, indirect or consequential damages, and the parties agree that special, indirect or consequential damages shall be deemed to include, without limitation, the following: loss of profit or revenue; costs and expenses resulting from business interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parties. Operator shall at all times be responsible for and hold harmless and indemnify Contractor from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by Operator's co-owners, co-venturers, co-lessees, farmors, farmees, partners and joint owners.

18.17 Indemnity Obligation: Except as otherwise expressly limited in this Contract, it is the intent of parties hereto that all releases, indemnity obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.7, 6.2, 14.2, and 18.1 through 18.16 hereof, be without limit and without regard to the cause or causes thereof, including, but not limited to, pre-existing conditions, defect or ruin of premises, strict liability, regulatory or statutory liability, products liability, breach of representation or warranty (express or implied), breach of duty (whether statutory, contractual, or otherwise) any theory of tort, breach of contract, fault, the negligence of any degree or character (regardless of whether such negligence is sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnity or assumption of liability, or any other theory of legal liability. The indemnities, and releases and assumptions of liability extended by the parties hereto under the provisions of Subparagraphs 4.7, 6.2, and 14.2 and Paragraph 18 shall extend to the parties, their suppliers, contractors and subcontractors of any tier, their co-venturers, co-lessees, join owners, their parent, holding and affiliated companies and the officers, directors, stockholders, partners, managers, representatives, employees, consultants, agents, servants and insurers of each. Except as otherwise provided herein, such indemnification and assumptions of liability shall not be deemed to create any rights to indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnity between one of the parties hereto and another person or entity not a party to this Contract.

18.18 Governing Law Severability: (a) The terms and provisions of this Contract and associated exhibits shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined in accordance with the laws of ____TEXAS___.

(b) In the event any provision herein contained or contained in an associated Exhibit should be deemed inconsistent with or contrary to any Federal, State or Municipal law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule or regulation and as so modified said provision and this Contract shall continue in full force and effect without affecting the enforceability of the remaining provisions duties, and liabilities set forth herein and in the associated Exhibit.

(c) Contractor and Operator agree to comply with all laws, rules, and regulations of any Federal, State, and local government authority which are now, or may in the future become applicable to the operations covered by this Contract or accruing out of the performance of such operations; provided, however, as between Operator and Contractor specific provisions herein contained respecting the risk and responsibility for such compliance shall be controlling. When required by law, the terms of Exhibit B", attached hereto, shall apply to this Contract.

19. INDEPENDENT CONTRACTOR RELATIONSHIP AND OPERATOR'S REPRESENTATIVE:

19.1 In the performance of the work herein contemplated, Contractor is an independent Contractor, with the authority to control and direct the performance of the details of the work, Operator being only interested in the final results obtained. The work shall meet the approval of Operator and be subject to the right of inspection and supervision herein provided. Operator shall not unreasonably withhold approval of all such work, when performed by Contractor in accordance with the generally accepted practices and methods customary in the industry.

19.2 Operator shall be privileged to designate a representative or representatives who shall at all times have access to the premises for the purpose of observing tests or inspecting the work of Contractor. Such representative or representatives shall be empowered to act for Operator in all matters relating to the work herein undertaken and Contractor shall be entitled to rely on the orders and directions issued by such representative or representatives as being those of Operator

20. NO WAIVER EXCEPT IN WRITING:

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing.

21. FORCE MAJEURE:

Except as provided in this Paragraph 21 and without prejudice to the risk of loss, release and indemnity obligations under this Contract, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, if and for so long as such compliance is hindered or prevented by a Force Majeur Event. As used in this Contract, "Force Majeure Event" includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorist acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations, dispositions of orders of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor in the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against its will to adjust any labor or similar disputes except in accordance with applicable law. In the event that either party hereto is rendered unable, wholl or in part, by any of these causes to carry out its obligation under this Contract, it is agreed that such party shall give notice and details of Force Majeure in writing to the other party as promptly as possible after its occurrence. After such period of delay which continues for more than 30______ consecutive days and prior to the expiration or termination of this Contract, Operator shall pay Contractor the work stoppage rate specified in Subparagraph 4.5. Each party shall exercise reasonable diligence to remove any such cause of delay to the work. Notwithstanding the foregoing, the work stoppage rate as set forth in Subparagraph 4.5 shall be applicable for all delays caused solely by weather when the Drilling Unit is not otherwise prevented from operating. After such Force Majeure delay has continued for a period of __30____ days, either party may elect to terminate this Contract.

22. INFORMATION CONFIDENTIAL:

Upon written request by Operator, information obtained by Contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing, and surveying, shall be considered confidential and shall not be divulged by either party or its employees, to any other person, firm or corporation.

23. ATTORNEY'S FEES:

If this Contract is placed in the hands of an attorney for collection of any sums due hereunder, or suit is brought on same, or sums due hereunder are collected through bankruptcy or arbitration proceedings, then the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

24. ASSIGNMENT:

Neither party may assign this Contract without the prior written consent of the other and prompt notice of any such intent to assign shall be given to the other party. In the event of such assignment, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract. If any assignment is made that materially alters Contractor's financial burden, Contractor's compensation shall be adjusted to give effect to any increase or decrease in Contractor's operating costs.

25. NOTICES AND PLACE OF PAYMENT:

Notice is not required for any change from Turnkey Basis to Daywork Basis, or vice versa, pursuant to the terms of this Contract. Notices, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, digitally transmitted or telecopied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

26. CONFLICTS:

In the event of any conflict between the provisions of this Contract and Exhibit "A" or "B" attached hereto and made a part hereof, the latter shall be controlling.

27. AUDIT:

If any payment provided for hereunder is made on the basis of Contractor's costs, Operator shall have the right to audit Contractor's books and records relating to such costs. Contractor agrees to maintain such books and records for a period of two (2) years from the date such costs were incurred and to make such books and records available to Operator at any reasonable time or times within the period.

28. CONTINUING OBLIGATIONS:

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

29. ENTIRE AGREEMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in any way modify, amend, alter or change any of the terms or conditions set out herein.

30. ACCEPTANCE OF CONTRACT:

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.7, 6.2, 14.2, and 18.1 through 18.16, is acknowledged, agreed to and accepted by Operator this 1st **day of** July, **20**08.

OPERATOR: **DAVY CROCKETT GAS COMPANY LLC**

By: ____________________

Title: ~~**PRESIDENT**~~ Manager

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.7, 6.2, 14.2, and 18.1 through 18.16, is acknowledged, agreed to and accepted by undersigned as Contractor this __________ day of __________, 20__________, which is the effective date of this Contract, subject to rig availability, and subject to all of its terms and provisions, with the understanding that it will not be binding upon Operator until Operator has noted its acceptance, and with the further understanding that unless said Contract is thus executed by Operator within __________ days of the above date Contractor shall be in no manner bound by its signature thereto.

CONTRACTOR: **OZONA NATURAL GAS, LLC.**

By: ____________________

Title: **Manager**

EXHIBIT "A"

To Turnkey Drilling Contract dated __________, 20 ____.

Operator: DAVY CROCKETT GAS COMPANY LLC Contractor: OZONA NATURAL GAS, LLC.

Well Name & Number: SECTION 124 – 4 WELLS ONLY

1. INSURANCE (See Paragraph 16)

1.1 Adequate Workers' Compensation Insurance complying with State Laws applicable or Employers' Liability Insurance with limits of $ 1,000,000 covering all of Contractor's employees working under this Contract.

1.2 Commercial (or Comprehensive) General Liability Insurance, including contractual obligations as respects this Contract and proper coverage for all other obligations assumed in this Contract. The limit shall be $ 1,000,000 combined single limit per occurrence for Bodily Injury and Property Damage.

1.3 Automobile Public Liability Insurance with limits of $ 300,000 for the death or injury of each person and $ 300,000 for each accident; and Automobile Public Liability Property Damage Insurance with limits of $ 300,000 for each accident.

1.4 "Operator's Extra Expense" or "Energy Exploration and Development" insurance provided by Contractor which includes well control, redrilling, pollution and contamination with a limit of $ N/A in the aggregate for one well, such coverage to be endorsed to include coverage for the subject well and applicable solely with respect to Contractor's liabilities and obligations under the Contract for operations performed on a Turnkey Basis. "Operator's Extra Expense" or "Energy Exploration and Development" Insurance provided by Operator which includes well control, redrilling, pollution and contamination with a limit of $ 1,000,000 in the aggregate for one well, such coverage to be endorsed to include coverage for the coverage for the subject well and applicable to Operator's liabilities and obligations under the Contract.

1.5 Other Insurance: NONE

2. CASING PROGRAM (See Paragraph 7)

	Hole Size	Casing Size	Weight	Grade	Approximate Setting Depth	Wait on Cement Time
Conductor	13 3/8 in.	10 3/4 in.	36 lbs/ft.	N 80	20 ft.	12 hrs.
Surface	9 7/8 in.	7 in.	26 lbs/ft.	N 80	1040 ft.	18 hrs.
Protection	in.	in.	lbs/ft.		ft.	hrs.
	in.	in.	lbs/ft.		ft.	hrs.
Production	6 1/4 in.	4 1/2 in.	11.6 lbs/ft.	N 80	5200 ft.	72 hrs.
Liner	in.	in.	lbs/ft.		ft.	hrs.
	in.	in.	lbs/ft.		ft.	hrs.

3. CEMENTING SPECIFICATION

	Type Cement	Volume
Conductor	BAG	10 sacks
Surface	API CELLOFLAKE # 22	350 sacks
Protection		sacks
		sacks
Production	API CELLOFLAKE LEAD SLURRY	sacks
		380 sacks
Liner		sacks
		sacks

4. STRAIGHT HOLE SPECIFICATIONS (See Subparagraph 9.5)

From	To	Maximum Distance Between Surveys, Feet	Maximum Deviation From Vertical, Degrees	Maximum Change of Inclination per 100' (a)
N/A				

Location of well bore at __________ feet shall be __________

(a) If these limits are exceeded and the distance between surveys is more than 100 feet, Contractor shall take intermediate surveys no more than 100 feet apart. If such intermediate surveys show that the above limits for any interval have been exceeded, Contractor shall correct hole deviation to within the limits of the above specifications.

5. MUD CONTROL PROGRAM (See Paragraph 9)

Depth Interval (ft.) From	To	Type Mud	Weight (lbs/gal.)	Viscosity (secs.)	Water Loss (cc)
N/A					

It is understood that in the event it becomes necessary to suddenly raise the mud weight __________ lbs. per gallon above the weight currently being used or to raise the mud weight at any time above the maximum weights specified above, operations will go forward on a Daywork Basis until such condition has been overcome and the mud system stabilized at the applicable weight specified above.

Other mud specifications:- N/A

6. DRILLING RIG ☐ Specified Below ☐ Rig Inventory Attached

Rig No. 2	Depth Rating 5500 ft.	Date Available	
Drawworks:	Make INGERSOL RAND	Model 81	Rated HP 680
Compound:	Make	Model	Rated HP
Engines: No. 2	Make	Model	Rated HP
Rotary:	Make POWER HEAD	Model	Rating
Auxiliary Brake:	Make HYDRAULIC	Model	
A.C. Generators:	Engine	HP	
	Generator	KW	
Main Pump:	Make	Model	Rated HP *
Main Pump Power:	Make	Model	Rated HP
Auxiliary Pump:	Make	Model	Rated HP *
Aux. Pump Power:	Make	Model	Rated HP
Mast:	Make	Hookload 100 lbs.	With HYDRAULIC lines
Substructure:	Height ft.	Csg. Cap. lbs.	Setback Cap lbs.
Active Mud Tanks:	No.	Size	Capacity bbls.

Drill Pipe:

Amount	Size	Weight	Grade
5500 FEET	4"	16 #/FT.	E

Drill Collars: Number & Size ONE 7" 30 FEET

Blowout Preventers:

Size	Working Pressure	Make & Model	Single or Double	Number
N/A				

Choke Manifold:		Valve & Choke Description	
N/A			
B.O.P. Closing Unit:			Stations
B.O.P. Accumulator:			Gallons

* During Daywork operations, Contractor agrees to operate equipment at N/A ________ % of manufacturer's maximum rated capacity and pressure.

7. WIRELINE LOGGING SERVICES

Type Log	Company	Depth to be Run	
COMPENSATED DENSITY EPI	NEUTRON PSI	1040 ft. to	TD ft.
GAMMA RAY CORRELATION LOG	WEATHERFORD	ft. to	ft.
		ft. to	ft.
		ft. to	ft.

8. DRILL STEM TEST PROGRAM

Depth	Type DST Service	DST Company	Remarks
N/A			

9. CORING PROGRAM

Depth	Description of Equipment and Services
N/A	

10. EQUIPMENT, MATERIALS, AND SERVICES TO BE PROVIDED AS DESIGNATED:

		To be Provided By and at the Expense of: TURNKEY		DAYWORK	
		Oper.	Contr.	Oper.	Contr.
1.	Drilling permit		X		
2.	Stake location, obtain all necessary rights-of-way, and settle surface damages		X		
3.	Furnish and maintain road to location		X		
4.	Construct and maintain location		X		
5.	Special foundation for rig		X		
6.	Bonds for public roads		N/A		
7.	Construct and maintain reserve pit		X		
8.	Reserve pit liner		N/A		
9.	Dispose of drilling fluid, refill and level reserve pit		X		
10.	Cellar		X		
11.	Ditches and sumps		X		
12.	Rat and mouse holes		X		
13.	Fill and plug rat and mouse holes		X		
14.	Earthen mud pits		X		
15.	Remove debris from location		X		
16.	Restore road and location		X		
17.	Water source including required permits		X		
18.	Water lines including required permits		X		
19.	Water pump:		N/A		
20.	Fuel for water pump		N/A		
21.	Maintenance of water well, if required		N/A		
22.	Labor to operate water well or water pump		N/A		
23.	Water storage tanks 500 bls capacity		X		
24.	Potable water for crews		X		
25.	Site septic systems		N/A		
26.	Salt water and storage		N/A		
27.	Rig fuel, type #2 DIESEL		X		
28.	Highline electric power for rig, installation and removal		N/A		
29.	Electric power for Operator's equipment		X		
30.	Transportation of Contractor equipment, including required permits		X		
31.	Bulldozers or winching service if required in lieu of all weather road		X		
32.	Forklift, during drilling operations		X		
33.	Transportation of Operator's equipment, including required permits		X		
34.	Installation & removal of Operator's equipment, unless otherwise specified herein		X		
35.	Boiler or hot air heater		N/A		
36.	Fuel for boiler or hot air heater, type		N/A		
37.	Telephone or radio		X		
38.	Drilling mud and additives		N/A		
39.	Diesel/oil for drilling mud		N/A		
40.	Mud engineering service		N/A		
41.	PVT equipment		N/A		
42.	Corrosion inhibitor for protecting drill string		X		
43.	Shale shaker:		N/A		
44.	Shale shaker screens:		N/A		
45.	Desander:		N/A		
46.	Desilter:		N/A		
47.	Centrifuge:		N/A		
48.	Mud Cleaner:		N/A		
49.	Degasser:		N/A		
50.	Hydraulic choke		N/A		

		To be Provided By and at the Expense of: TURNKEY		DAYWORK	
		Oper.	Contr.	Oper.	Contr.
51.	Gas separator with plumbing		X		
52.	Trip tank		N/A		
53.	Rotating head		N/A		
54.	Rotating head rubbers		N/A		
55.	Storage for mud and chemicals, mud house		N/A		
56.	Special or added storage for mud and chemicals		N/A		
57.	Mud pit covers		N/A		
58.	Chemical treatment of mud if H_2S or CO_2 is encountered		N/A		
59.	Drilling bits, stabilizers, reamers and other drilling tools		X		
60.	Drilling time recorder, __________ pens		N/A		
61.	Conventional drift indicator, _________ degrees		N/A		
62.	Fishing (for Contractor provided equipment) a. Tools and services		X		
	b. Rig time		X		
63.	Fishing (for Operator provided equipment) a. Tools and services	X			
	b. Rig time	X			
64.	D.P. protectors for use on normal strings of D.P. inside casing		X		
65.	Inspection of drill collars and subs		X		
66.	Special strings of drill pipe and drill collars as follows:		N/A		
	______________________________				
	______________________________				
67.	Kelly joints, subs, elevators, tongs, slips and BOP rams for use with special drill pipe		X		
68.	BOP testing service and pack off		X		
69.	Mud Logging ______________________________		N/A		
70.	H_2S equipment, if necessary, for Contractor, Operator and normal service personnel		X		
71.	Upper Kelly cock		N/A		
72.	Lower Kelly cock		N/A		
73.	Floor safety valve		N/A		
74.	Extra crew labor, if required by Operator	X			
75.	Camp facilities		X		
76.	Catering		N/A		
77.	Circulating time for samples, breaks or DST's (subject to Subparagraph 11.3)		N/A		
78.	Conductor: a. Hole		X		
	b. Casing and thread protectors		X		
	c. Scratchers, centralizers & float equipment		X		
	d. Casing crew and tools and casing lubricant		X		
	e. Pick-up and laydown machine		X		
	f. Rig time to run casing		X		
	g. Cement and cementing service		X		
	h. Rig time to cement		X		
	i. WOC time		X		
	j. Welding service in connection with the above		X		
79.	Surface string: a. Casing and thread protectors		X		
	b. Scratchers, centralizers and float equipment		X		
	c. Casing crew and tools and casing lubricant		X		
	d. Pick-up and laydown machine		X		
	e. Rig time to run casing		X		
	f. Cement and cementing service		X		
	g. Rig time to cement		X		
	h. WOC time		X		
	i. Welding service in connection with the above		X		

To be Provided By and at the Expense of:

No.	Item	TURNKEY Oper.	TURNKEY Contr.	DAYWORK Oper.	DAYWORK Contr.
	j. Casing rams		N/A		
80.	Protection string (4 ½ in.):		N/A		
	a. Casing and thread protectors		N/A		
	b. Scratchers, centralizers and float equipment		N/A		
	c. Casing crew and tools and casing lubricant		N/A		
	d. Pick-up and laydown machine		N/A		
	e. Rig time to run casing		N/A		
	f. Cement and cementing service		N/A		
	g. Rig time to cement		N/A		
	h. WOC time		N/A		
	i. Welding service in connection with the above		N/A		
	j. Casing rams		N/A		
	k. Rig time to lay down drill string		N/A		
81.	Protection string (____________ in.):		N/A		
	a. Casing and thread protectors		N/A		
	b. Scratchers, centralizers and float equipment		N/A		
	c. Casing crew and tools and casing lubricant		N/A		
	d. Pick-up and laydown machine		N/A		
	e. Rig time to run casing		N/A		
	f. Cement and cementing service		N/A		
	g. Rig time to cement		N/A		
	h. WOC time		N/A		
	i. Welding service in connection with the above		N/A		
	j. Casing rams		N/A		
	k. Rig time to lay down drill string		N/A		
82.	Production string:				
	a. Casing and thread protectors		X		
	b. Scratchers, centralizers and float equipment		X		
	c. Casing crew and tools and casing lubricant		X		
	d. Pick-up and laydown machine		X		
	e. Rig time to run casing		X		
	f. Cement and cementing service		X		
	g. Rig time to cement		X		
	h. WOC time		X		
	i. Welding service in connection with the above		X		
	j. Casing rams		N/A		
	k. Rig time to lay down drill string		X		
83.	Liner:		N/A		
	a. Casing and thread protectors		N/A		
	b. Scratchers, centralizers and float equipment		N/A		
	c. Casing crew and tools and casing lubricant		N/A		
	d. Pick-up and laydown machine		N/A		
	e. Rig time to run casing		N/A		
	f. Cement and cementing service		N/A		
	g. Rig time to cement		N/A		
	h. WOC time		N/A		
	i. Welding service in connection with the above		N/A		
	j. Casing rams		N/A		
	k. Liner hanger and tools		N/A		
	l. Rig time to lay down drill string		N/A		
84.	Clean out and test liner		N/A		
85.	Cement, cementing service and tools for remedial cementing operations		X		
86.	Temperature survey		X		
87.	Bond log		X		
88.	Coring service, as specified in Exhibit "A", Paragraph 9		N/A		
89.	DST service, as specified in Exhibit "A", Paragraph 8		N/A		
90.	Wireline logging service, as specified in Exhibit "A", Paragraph 7		X		
91.	Rig time required to get logs to bottom		X		

		To be Provided By and at the Expense of: TURNKEY		DAYWORK	
		Oper.	Contr.	Oper.	Contr.
92.	Rig time:		N/A		
	a. DST		N/A		
	b. Coring & reaming core hole		N/A		
	c. Logging		X		
	d. Plug & abandon		X		
93.	Directional services		N/A		
94.	Caliper Services		N/A		
95.	Completion tools and services		X		
96.	Wellhead equipment		X		
97.	Spacers, spools, or adapters to match BOP equipment to casing head		X		
98.	Wellhead wear bushing and running tool		X		
99.	Cost of all labor, materials and services to clean rig after use of oil-base mud		N/A		
100.	Plug and abandon: Set cement plugs, perforate, squeeze, and cut-off in accordance with regulatory requirements		X		
101.	PREFORATIONS AND CORRELATION LOG		X		
102.	INTEGRATION METER RUN		X		
103.	COMPLETION AND GAS TO MARKET		X		
104.	FLOW BACK WELL AND SWAB		X		
105.	RUN 2 3/8" TUBING		X		

11. **SPECIAL PROVISIONS**

1. Maximum limits to be paid by Contractor:

Item	Amount
N/A	

All costs above these limits shall be paid by the Operator upon presentation of invoice therefore upon completion of the well.

EXHIBIT "B"

(See Subparagraph 18.18)

The following clauses, when required by law, are incorporated in the Contract by reference as if fully set out:

(1) The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.

(2) The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.

(3) The Affirmative Action Clause for handicapped workers prescribed in 41 CFR 60-741.4.

(4) The Certification of Compliance With Environmental Laws prescribed in 40 CFR 15.20.